Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.22 PER SHARE; DECLARES A SECOND QUARTER DIVIDEND OF $0.17 PER SHARE

SANTA MONICA, Calif., May 7, 2026 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2026 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
On a GAAP basis, net investment income for the quarter ended March 31, 2026 was $18.5 million, or $0.22 per share on a diluted basis, which exceeded the regular dividend of $0.17 per share paid on March 31, 2026. Excluding amortization of purchase discount recorded in connection with the Merger(1), adjusted net investment income(1) for the quarter ended March 31, 2026 was $17.6 million, or $0.21 per share on a diluted basis.
•
Net asset value per share was $6.72 as of March 31, 2026, compared to $7.07 as of December 31, 2025.
•
Net decrease in net assets from operations on a GAAP basis for the quarter ended March 31, 2026 was $16.3 million, or $0.19 per share, compared to a $118.3 million, or $1.39 per share, net decrease in net assets from operations for the quarter ended December 31, 2025.
•
As of March 31, 2026, investments on non-accrual status represented 2.8% of the portfolio at fair value and 7.6% at cost, compared to 4.0% of the portfolio at fair value and 9.7% at cost as of December 31, 2025.
•
Total investment acquisitions and dispositions during the quarter ended March 31, 2026 were approximately $22.5 million and $135.3 million, respectively.
•
As of March 31, 2026, net regulatory leverage was 1.29x compared to 1.41x as of December 31, 2025.
•
On May 7, 2026, our Board of Directors declared a second quarter dividend of $0.17 per share, payable on June 30, 2026 to stockholders of record as of the close of business on June 16, 2026.

In the first quarter of 2026, the Company executed against its strategic priorities: improving credit quality, further repositioning the investment portfolio, and strengthening the balance sheet. Non-accruals declined to 2.8% of the portfolio at fair value, reflecting the completion of two restructurings and one asset sale. Net leverage declined to 1.29x at quarter end, driven primarily by exits, partial paydowns, and proactive balance-sheet management. These achievements were partially offset by $35 million of net portfolio markdowns during the quarter, which contributed to a 4.9% decline in NAV to $6.72 per share. The Company remains focused on disciplined execution as it continues to reposition the portfolio.

SELECTED FINANCIAL HIGHLIGHTS(1)

	Three months ended March 31,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net investment income	$18,476,895	0.22	$32,202,669	0.38
Less: Purchase accounting discount amortization	926,889	0.01	1,502,373	0.02
Adjusted net investment income	$17,550,006	0.21	$30,700,296	0.36

Net realized and unrealized gain (loss)	$(34,778,783)	(0.41)	$(11,308,081)	(0.13)
Less: Realized gain (loss) due to the allocation of purchase discount	721,460	0.01	2,685,479	0.03
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(1,648,349)	(0.02)	(4,187,852)	(0.05)
Adjusted net realized and unrealized gain (loss)	$(33,851,894)	(0.40)	$(9,805,708)	(0.11)

Net increase (decrease) in net assets resulting from operations	$(16,301,888)	(0.19)	$20,894,588	0.25
Less: Purchase accounting discount amortization	926,889	0.01	1,502,373	0.02
Less: Realized gain (loss) due to the allocation of purchase discount	721,460	0.01	2,685,479	0.03
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(1,648,349)	(0.02)	(4,187,852)	(0.05)
Adjusted net increase (decrease) in assets resulting from operations	$(16,301,888)	(0.19)	$20,894,588	0.25

(1) On March 18, 2024, the Company completed its previously announced merger with BlackRock Capital Investment Corporation ("Merger"). The Merger has been accounted for as an asset acquisition of BlackRock Capital Investment Corporation ("BCIC") by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;

•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2026, our consolidated investment portfolio consisted of debt and equity positions in 139 portfolio companies with a total fair value of approximately $1.4 billion, of which 91.8% was in senior secured debt. 88.7% of the total portfolio was first lien. Equity positions, which include equity interests in diversified debt portfolios, represented approximately 8.2% of the portfolio. 94.4% of our debt investments were floating rate, 97.6% of which had interest rate floors.

As of March 31, 2026, the weighted average annual effective yield of our debt portfolio was approximately 10.9%(1) and the weighted average annual effective yield of our total portfolio was approximately 10.1%, compared to 11.1% and 10.2%, respectively, as of December 31, 2025. Investments in thirteen portfolio companies were on non-accrual status as of March 31, 2026, representing 2.8% of the consolidated portfolio at fair value and 7.6% at cost.

During the three months ended March 31, 2026, we invested approximately $22.5 million, comprised of new investments in 6 new and 2 existing portfolio companies. Of these investments, $18.0 million, or 80.1% of total acquisitions, were in senior secured loans. The remaining $4.5 million, or 19.9% of total acquisitions, were comprised of equity investments. Additionally, we received approximately $135.3 million in proceeds from sales or repayments of investments during the three months ended March 31, 2026. New investments during the quarter had a weighted average effective yield of 8.1%. Investments we exited had a weighted average effective yield of 11.2%.

As of March 31, 2026, total assets were $1.5 billion, net assets were $565.1 million and net asset value per share was $6.72, as compared to $1.7 billion, $598.0 million, and $7.07 per share, respectively, as of December 31, 2025.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2026 was approximately $42.6 million, or $0.51 per share. Investment income for the three months ended March 31, 2026 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.02 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.04 per share from interest income paid in kind and $0.02 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2026 were approximately $24.1 million, or $0.29 per share, including interest and other debt expenses of $16.0 million, or $0.19 per share, base management fees of $4.7 million, or $0.06 per share. As of March 31, 2026, the Company’s cumulative total return did not exceed the total return hurdle, and as a result, no incentive compensation was accrued for the three months ended March 31, 2026. Excluding interest and other debt expenses, annualized first quarter expenses were 5.5% of average net assets.

Net investment income for the three months ended March 31, 2026 was approximately $18.5 million, or $0.22 per share. Net realized loss for the three months ended March 31, 2026 was $32.7 million, or $0.39 per share. Net realized loss for the three months ended March 31, 2026 was comprised primarily of $19.1 million, $11.5 million, and $4.6 million in losses from the restructuring of our investments in Alpine, Fishbowl, and Suited Connector, respectively. Net unrealized loss for the three months ended March 31, 2026 was $2.0 million, or $0.02 per share. Net unrealized loss for the three months ended March 31, 2026 primarily reflects an $11.1 million unrealized loss on our investment in Job and Talent, a $2.8 million unrealized loss on our investment in Pluralsight, a $2.5 million unrealized loss on our investment in Brook & Whittle, and a $2.2 million unrealized loss on our investment in Domo, partially offset by $17.8 million, $12.3 million, and $4.5 million reversals of previously recognized unrealized losses from the restructuring of our investments in Alpine, Fishbowl and Suited Connector, respectively. Net decrease in net assets resulting from operations for the three months ended March 31, 2026 was $16.3 million, or $0.19 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2026, available liquidity was approximately $358.6 million, comprised of approximately $264.1 million in available capacity under our leverage program, $93.3 million in cash and cash equivalents and $1.2 million in net receivable for investments sold.

The combined weighted-average interest rate on debt outstanding at March 31, 2026 was 5.77%.

Total debt outstanding at March 31, 2026, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2029	SOFR+2.00%	(2)	$226,899,664	$73,100,336	$300,000,000	(3)
Funding Facility II	2029	SOFR+2.00%		108,000,000	92,000,000	200,000,000	(4)
Merger Sub Facility(5)	2028	SOFR+2.00%	(6)	166,000,000	99,000,000	265,000,000	(7)
SBA Debentures	2026−2031	2.41%	(8)	107,200,000	—	107,200,000
2029 Notes ($325 million par)	2029	6.95%		322,567,041	—	322,567,041
Total leverage				930,666,705	$264,100,336	$1,194,767,041
Unamortized issuance costs				(4,823,558)
Debt, net of unamortized issuance costs				$925,843,147

(1)
Except for the 2026 Notes and 2029 Notes all carrying values are the same as the principal amounts outstanding.
(2)
As of March 31, 2026, $220.0 million of the outstanding amount was subject to a SOFR credit adjustment of 0.10%. $2.9 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%. $4.0 million of the outstanding amount bore interest at a rate of CORRA + 2.00% with a credit adjustment of 0.30%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(5)
Debt assumed by the Company as a result of the Merger with BCIC.
(6)
The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(7)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(8)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On February 27, 2024, the Board of Directors approved a new dividend reinvestment plan (the “DRIP”) for the Company. The DRIP was effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock. Notwithstanding the foregoing, the former shareholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger have been automatically enrolled in the Company’s DRIP and will have their shares reinvested in additional shares of the Company’s common stock on future distributions, unless they “opt out” of the DRIP. For the three months ended March 31, 2026, approximately $0.4 million of cash distributions were reinvested for electing participants through purchase of shares in the open market in accordance with the terms of the DRIP.

On April 29, 2026, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Company Repurchase Plan”), to be in effect through the earlier of April 30, 2027, unless further extended or terminated by the Company’s Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

The following table summarizes the total shares repurchased and amounts paid by the Company under the Company Repurchase Plan, including broker fees, for the three months ended March 31, 2026:

	Shares Repurchased	Price Per Share*	Total Cost
Company Repurchase Plan	505,433	$4.51	$2,281,347

* Weighted-average price per share

RECENT DEVELOPMENTS

From April 1, 2026 through May 6, 2026, the Company repurchased 156,370 shares pursuant to the Company Repurchase Plan at a weighted average price of $3.78, for a total cost of $0.6 million.

On April 29, 2026, our Board of Directors re-approved the Company Repurchase Plan to acquire up to $50.0 million in the aggregate of the Company's common stock at prices at certain thresholds below the Company's net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the 1934 Act, to be in effect through the earlier of April 30, 2027, unless further extended or terminated by the Company's Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

On May 7, 2026, our Board of Directors declared a second quarter dividend of $0.17 per share, payable on June 30, 2026 to stockholders of record as of the close of business on June 16, 2026.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) on Thursday, May 7, 2026 to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 461-5787; international callers should dial (585) 542-9983. All participants should reference the access code 949655499. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2026 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 14, 2026. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,289,860,002 and $1,425,285,902, respectively)	$1,213,160,576	$1,360,801,852
Non-controlled, affiliated investments (cost of $103,747,256 and $101,284,695, respectively)	35,111,500	34,821,907
Controlled investments (cost of $141,889,704 and $151,475,599, respectively)	140,396,441	137,678,713
Total investments (cost of $1,535,496,962 and $1,678,046,196, respectively)	1,388,668,517	1,533,302,472

Cash and cash equivalents	93,258,534	61,075,494
Interest, dividends and fees receivable	21,127,900	21,495,630
Deferred debt issuance costs	4,529,105	5,123,425
Receivable for investments sold	1,247,052	26,313,406
Prepaid expenses and other assets	722,173	3,050,038
Total assets	1,509,553,281	1,650,360,465

Liabilities
Debt (net of deferred issuance costs of $4,823,558 and $5,299,866, respectively)	925,843,147	1,035,542,837
Interest and debt related payables	8,761,500	7,245,830
Management fees payable	4,443,403	3,393,322
Reimbursements due to the Advisor	1,591,736	1,272,082
Accrued expenses and other liabilities	3,802,482	4,893,197
Total liabilities	944,442,268	1,052,347,268

Net assets	$565,111,013	$598,013,197

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 84,059,145 and 84,564,578 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	$84,058	$84,564
Paid-in capital in excess of par	1,728,017,916	1,730,298,757
Distributable earnings (loss)	(1,162,990,961)	(1,132,370,124)
Total net assets	565,111,013	598,013,197
Total liabilities and net assets	$1,509,553,281	$1,650,360,465

Net assets per share	$6.72	$7.07

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2026	2025
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$35,055,107	$43,456,737
Non-controlled, affiliated investments	459,482	337,999
Controlled investments	2,059,138	2,309,269
PIK interest income:
Non-controlled, non-affiliated investments	2,839,914	5,788,915
Non-controlled, affiliated investments	345,777	—
Controlled investments	415,331	681,561
Dividend income:
Non-controlled, non-affiliated investments	493,053	435,951
Non-controlled, affiliated investments	—	1,009,057
Controlled investments	914,290	1,868,860
Other income:
Non-controlled, non-affiliated investments	987	566
Total investment income	42,583,079	55,888,915

Operating expenses
Interest and other debt expenses	16,048,448	17,084,633
Management fees	4,656,061	5,483,844
Professional fees	1,481,060	867,447
Administrative expenses	499,794	641,464
Insurance expense	210,691	218,463
Director fees	192,500	192,500
Custody fees	91,956	93,185
Other operating expenses	925,674	932,658
Total operating expenses, before management fee waiver	24,106,184	25,514,194
Management fee waiver	—	(1,827,948)
Total operating expenses, after management fee waiver	24,106,184	23,686,246

Net investment income	18,476,895	32,202,669

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(21,268,833)	(40,917,338)
Controlled investments	(11,462,016)	—
Net realized gain (loss)	(32,730,849)	(40,917,338)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(12,178,589)	26,554,993
Non-controlled, affiliated investments	(2,172,968)	921,158
Controlled investments	12,303,623	2,124,335
Interest Rate Swap	—	8,771
Net change in unrealized appreciation (depreciation)	(2,047,934)	29,609,257

Net realized and unrealized gain (loss)	(34,778,783)	(11,308,081)

Net increase (decrease) in net assets resulting from operations	$(16,301,888)	$20,894,588

Basic and diluted earnings (loss) per share	$(0.19)	$0.25

Basic and diluted weighted average common shares outstanding	84,334,975	85,077,619

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, an indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, those factors included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2025, and the company’s subsequent periodic filings on Form 10-Q with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) risks related to the retention of the personnel of TCPC’s advisor; (iv) changes in the economy, financial markets and political environment; (v) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the conflict in the Middle East), trade protection or trade wars, natural disasters or public health crises and epidemics; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Alex Doll

(310) 566-1094

investor.relations@tcpcapital.com